Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2018 Earnings

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., July 26, 2018) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.38 and net income of $38.8 million for Q2 2018. Federated reported YTD 2018 EPS of $0.98 and net income of $99.2 million. Federated's Q2 2018 and YTD 2018 results include a $27.2 million pre-tax net expense, representing $0.21 per diluted share net of tax, primarily related to two derivative instruments entered into in connection with Federated's Q3 2018 acquisition of a 60 percent interest in Hermes Fund Managers Limited (Hermes). The expense was partially offset by a foreign exchange gain related to British pound sterling held at quarter end. In addition, Federated has incurred $1.3 million and $2.8 million for Q2 2018 and YTD 2018, respectively, in transaction-related costs directly attributable to the Hermes acquisition. For Q2 2017, Federated reported EPS of $0.53 and net income of $53.5 million. Federated's 2017 Q2 YTD results were $1.01 of EPS and $103.1 million of net income.
Federated's total managed assets were $379.7 billion at June 30, 2018, up $19.3 billion or 5 percent from $360.4 billion at June 30, 2017 and down $12.5 billion or 3 percent from $392.2 billion at March 31, 2018. Total average managed assets for Q2 2018 were $386.0 billion, up $26.0 billion or 7 percent from $360.0 billion reported for Q2 2017 and down $12.0 billion or 3 percent from $398.0 billion reported for Q1 2018.
"Equity fund net sales in the second quarter were led by Federated Kaufmann Small Cap Fund, which seeks to invest in great small companies that are capable of delivering exceptional new products and profitability over the long term," said J. Christopher Donahue, president and chief executive officer. "In fixed-income, investors sought a range of products, from shorter duration strategies to multisector funds, that offer various solutions for investing in a rising-rate environment."
Federated's board of directors declared a dividend of $0.27 per share. The dividend is payable on Aug. 15, 2018 to shareholders of record as of Aug. 8, 2018. During Q2 2018, Federated purchased 714,865 shares of Federated class B common stock for $17.2 million.
Federated's equity assets were $62.9 billion at June 30, 2018, down $2.9 billion or 4 percent from $65.8 billion at June 30, 2017 and down $1.1 billion or 2 percent from $64.0 billion at March 31, 2018. Top-selling equity funds during Q2 2018 on a net basis were Federated Kaufmann Small Cap Fund, Federated MDT Small Cap Core Fund, Federated MDT Small Cap Growth Fund, Federated International Leaders Fund and Federated MDT Mid Cap Growth Fund.
Federated's fixed-income assets were $61.5 billion at June 30, 2018, up $9.0 billion or 17 percent from $52.5 billion at June 30, 2017 and down $0.8 billion or 1 percent from $62.3 billion at March 31, 2018. Top-selling fixed-income funds during Q2 2018 on a net basis were Federated Sterling Cash Plus Fund, Federated Short-Term Income Fund, Federated Total Return Bond Fund, Federated Government Ultrashort Duration Fund and Federated Floating Rate Strategic Income Fund.
Money market assets were $255.2 billion at June 30, 2018, up $13.1 billion or 5 percent from $242.1 billion at June 30, 2017 and down $10.7 billion or 4 percent from $265.9 billion at March 31, 2018. Money market fund assets were $172.7 billion at June 30, 2018, down $0.6 billion from $173.3 billion at June 30, 2017 and down $9.7 billion or 5 percent from $182.4 billion at

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q2 2018 Earnings	Page 2 of 10

March 31, 2018. Federated's money market separate account assets were $82.6 billion at June 30, 2018, up $13.8 billion or 20 percent from $68.8 billion at June 30, 2017 and down $0.9 billion or 1 percent from $83.5 billion at March 31, 2018.
Financial Summary
Q2 2018 vs. Q2 2017
Revenue decreased by $16.8 million or 6 percent primarily due to the adoption of the new revenue recognition accounting standard. In addition, revenue decreased due to higher voluntary fee waivers for certain money market funds for competitive purposes and a change in the mix of average money market assets.
During Q2 2018, Federated derived 61 percent of its revenue from equity and fixed-income assets (44 percent from equity assets and 17 percent from fixed-income assets) and 39 percent from money market assets.
Operating expenses decreased $13.3 million or 7 percent primarily due to decreases in distribution expense related to a change in the mix of average money market fund assets and the adoption of the new revenue recognition accounting standard.
Nonoperating (expenses) income, net decreased $31.8 million primarily due to a loss from two foreign currency forward derivative instruments entered into in connection with the Hermes acquisition (FX forward loss). The first derivative was used to hedge against foreign exchange rate fluctuations associated with the payment related to the Hermes acquisition. The second derivative forward allowed Federated to effectively close the initial forward, locking in the foreign exchange rate and amount due at settlement on Aug. 1, 2018.
Q2 2018 vs. Q1 2018
Revenue decreased $7.9 million or 3 percent primarily due to lower average assets across all asset classes.
Operating expenses decreased by $8.9 million or 5 percent primarily due to a decrease in compensation and related expenses resulting from the seasonal decrease in payroll taxes and lower incentive compensation, as well as lower distribution expenses primarily from lower average assets.
Nonoperating (expenses) income, net decreased $28.3 million primarily due to the FX forward loss.
YTD 2018 vs. YTD 2017
Revenue decreased $26.5 million or 5 percent primarily due to the adoption of the new revenue recognition accounting standard. In addition, revenue decreased due to a change in the mix of average money market assets and a previously disclosed Q1 2017 change in a customer relationship. These decreases in revenue were partially offset by an increase in revenue from higher average equity assets.
For the first half of 2018, Federated derived 61 percent of its revenue from equity and fixed-income assets (44 percent from equity assets and 17 percent from fixed-income assets) and 39 percent from money market assets.
Operating expenses decreased $24.9 million or 6 percent. Distribution expense decreased primarily due to a change in the mix of average money market fund assets, the adoption of the new revenue recognition accounting standard and the previously disclosed Q1 2017 change in a customer relationship. This decrease was partially offset by an increase in compensation and related expense due to an increase in incentive compensation and an increase in professional service fees expense primarily related to acquisition-related expenses.

Federated Reports Q2 2018 Earnings	Page 3 of 10

Nonoperating (expenses) income, net decreased $35.6 million primarily due to the FX forward loss. In addition, investment income, net decreased due to a decrease in the market value of investments, primarily from securities held by consolidated investment companies and a decrease in gains realized from the redemption of investments in the first half of 2018 as compared to the same period in 2017.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, acquisitions, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on July 27, 2018. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern July 27, 2018 until Aug. 3, 2018 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 33785. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $379.7 billion in assets as of June 30, 2018. With 108 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 6 percent of equity fund managers in the industry, the top 8 percent of money market fund managers and the top 10 percent of fixed-income fund managers1. Federated also ranks as the fifth-largest SMA manager2. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, June 30, 2018. Based on assets under management in open-end funds.
2) Money Management Institute/Dover Financial Research, Q1 2018.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, customer relationships, acquisitions and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2018 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2017 to Q2 2018	Quarter Ended	% Change Q1 2018 to Q2 2018
	June 30, 2018	June 30, 2017		March 31, 2018
Revenue
Investment advisory fees, net	$168,127	$179,322	(6)%	$174,266	(4)%
Administrative service fees, net—affiliates	48,370	45,601	6	49,023	(1)
Other service fees, net	39,496	47,873	(17)	40,563	(3)
Total Revenue	255,993	272,796	(6)	263,852	(3)

Operating Expenses
Compensation and related	74,147	71,370	4	78,374	(5)
Distribution	69,446	87,174	(20)	72,498	(4)
Professional service fees	9,278	6,116	52	9,631	(4)
Systems and communications	7,751	8,041	(4)	8,433	(8)
Office and occupancy	7,365	7,161	3	7,541	(2)
Travel and related	3,523	2,958	19	2,821	25
Advertising and promotional	3,237	3,095	5	3,228	0
Other	489	2,670	(82)	1,655	(70)
Total Operating Expenses	175,236	188,585	(7)	184,181	(5)
Operating Income	80,757	84,211	(4)	79,671	1

Nonoperating (Expenses) Income
Investment income, net	1,377	3,937	(65)	718	92
Debt expense	(1,431)	(1,182)	21	(1,330)	8
Other, net	(28,974)	(33)	NM	(143)	NM
Total Nonoperating (Expenses) Income, net	(29,028)	2,722	NM	(755)	NM
Income before income taxes	51,729	86,933	(40)	78,916	(34)
Income tax provision[1]	13,062	32,274	(60)	18,910	(31)
Net income including the noncontrolling interests in subsidiaries	38,667	54,659	(29)	60,006	(36)
Less: Net (loss) income attributable to the noncontrolling interests in subsidiaries	(155)	1,208	(113)	(325)	52
Net Income	$38,822	$53,451	(27)%	$60,331	(36)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2]
Basic and diluted	$0.38	$0.53	(28)%	$0.60	(37)%
Weighted-average shares outstanding
Basic	97,193	97,581		97,187
Diluted	97,194	97,582		97,189
Dividends declared per share	$0.27	$0.25		$0.25
1) June 30, 2018 and March 31, 2018 reflect a lower effective tax rate due to the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act).
2) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $1.5 million, $2.2 million and $2.4 million available to unvested restricted shareholders for the quarterly periods ended June 30, 2018, June 30, 2017 and March 31, 2018, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2018 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2018	June 30, 2017	% Change
Revenue
Investment advisory fees, net	$342,393	$360,639	(5)%
Administrative service fees, net—affiliates	97,393	92,302	6
Other service fees, net	80,059	93,356	(14)
Total Revenue	519,845	546,297	(5)

Operating Expenses
Compensation and related	152,521	144,772	5
Distribution	141,945	177,533	(20)
Professional service fees	18,908	13,194	43
Systems and communications	16,184	16,266	(1)
Office and occupancy	14,906	14,513	3
Advertising and promotional	6,465	6,051	7
Travel and related	6,344	5,893	8
Other	2,144	6,091	(65)
Total Operating Expenses	359,417	384,313	(6)
Operating Income	160,428	161,984	(1)

Nonoperating (Expenses) Income
Investment income, net	2,095	8,151	(74)
Debt expense	(2,761)	(2,283)	21
Other, net	(29,117)	(34)	NM
Total Nonoperating (Expenses) Income, net	(29,783)	5,834	NM
Income before income taxes	130,645	167,818	(22)
Income tax provision[1]	31,972	62,132	(49)
Net income including the noncontrolling interests in subsidiaries	98,673	105,686	(7)
Less: Net (loss) income attributable to the noncontrolling interests in subsidiaries	(480)	2,594	(119)
Net Income	$99,153	$103,092	(4)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2]
Basic and diluted	$0.98	$1.01	(3)%
Weighted-average shares outstanding
Basic	97,191	97,722
Diluted	97,192	97,723
Dividends declared per share	$0.52	$0.50
1) June 30, 2018 reflects a lower effective tax rate due to the enactment of the Tax Act.

2)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.9 million and $4.1 million available to unvested restricted shareholders for the six months ended June 30, 2018 and June 30, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2018 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2018	Dec. 31, 2017
Assets
Cash and other investments	$417,561	$369,538
Other current assets	66,619	67,736
Intangible assets, net, including goodwill	736,629	736,915
Other long-term assets	55,506	57,221
Total Assets	$1,276,315	$1,231,410

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$135,060	$128,849
Long-term debt	178,000	170,000
Other long-term liabilities	143,146	141,183
Redeemable noncontrolling interests	20,984	30,163
Equity excluding treasury stock	1,087,402	1,039,947
Treasury stock	(288,277)	(278,732)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,276,315	$1,231,410

Federated Reports Q2 2018 Earnings	Page 7 of 10

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Equity funds
Beginning assets	$36,421	$38,101	$37,159	$38,101	$36,231
Sales	1,778	1,849	1,411	3,627	3,114
Redemptions	(2,729)	(3,059)	(2,394)	(5,788)	(5,441)
Net redemptions	(951)	(1,210)	(983)	(2,161)	(2,327)
Net exchanges	200	(128)	(74)	72	(14)
Acquisition-related	0	0	0	0	287
Market gains and losses[1]	792	(342)	1,123	450	3,048
Ending assets	$36,462	$36,421	$37,225	$36,462	$37,225

Equity separate accounts[2]
Beginning assets	$27,546	$30,038	$27,611	$30,038	$26,150
Sales[3]	1,095	1,514	1,852	2,609	3,764
Redemptions[3]	(2,622)	(2,493)	(1,835)	(5,115)	(3,829)
Net (redemptions) sales[3]	(1,527)	(979)	17	(2,506)	(65)
Net exchanges	(2)	3	0	1	0
Market gains and losses[1]	466	(1,516)	934	(1,050)	2,477
Ending assets	$26,483	$27,546	$28,562	$26,483	$28,562

Total equity[2]
Beginning assets	$63,967	$68,139	$64,770	$68,139	$62,381
Sales[3]	2,873	3,363	3,263	6,236	6,878
Redemptions[3]	(5,351)	(5,552)	(4,229)	(10,903)	(9,270)
Net redemptions[3]	(2,478)	(2,189)	(966)	(4,667)	(2,392)
Net exchanges	198	(125)	(74)	73	(14)
Acquisition-related	0	0	0	0	287
Market gains and losses[1]	1,258	(1,858)	2,057	(600)	5,525
Ending assets	$62,945	$63,967	$65,787	$62,945	$65,787

Fixed-income funds
Beginning assets	$40,578	$41,200	$40,239	$41,200	$39,434
Sales	3,832	4,107	3,729	7,939	7,715
Redemptions	(4,218)	(4,575)	(3,591)	(8,793)	(7,422)
Net (redemptions) sales	(386)	(468)	138	(854)	293
Net exchanges	(207)	127	10	(80)	(14)
Acquisition-related	0	0	0	0	148
Market gains and losses[1]	(58)	(281)	493	(339)	1,019
Ending assets	$39,927	$40,578	$40,880	$39,927	$40,880

Fixed-income separate accounts[2]
Beginning assets	$21,676	$23,017	$11,541	$23,017	$11,880
Sales[3]	923	800	277	1,723	491
Redemptions[3]	(716)	(2,027)	(401)	(2,743)	(1,096)
Net sales (redemptions)[3]	207	(1,227)	(124)	(1,020)	(605)
Net exchanges	0	0	0	0	(56)
Market gains and losses[1]	(325)	(114)	210	(439)	408
Ending assets	$21,558	$21,676	$11,627	$21,558	$11,627

Total fixed income[2]
Beginning assets	$62,254	$64,217	$51,780	$64,217	$51,314
Sales[3]	4,755	4,907	4,006	9,662	8,206
Redemptions[3]	(4,934)	(6,602)	(3,992)	(11,536)	(8,518)
Net (redemptions) sales[3]	(179)	(1,695)	14	(1,874)	(312)
Net exchanges	(207)	127	10	(80)	(70)
Acquisition-related	0	0	0	0	148
Market gains and losses[1]	(383)	(395)	703	(778)	1,427
Ending assets	$61,485	$62,254	$52,507	$61,485	$52,507
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q2 2018 Earnings	Page 8 of 10

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Funds
Beginning assets	$76,999	$79,301	$77,398	$79,301	$75,665
Sales	5,610	5,956	5,140	11,566	10,829
Redemptions	(6,947)	(7,634)	(5,985)	(14,581)	(12,863)
Net redemptions	(1,337)	(1,678)	(845)	(3,015)	(2,034)
Net exchanges	(7)	(1)	(64)	(8)	(28)
Acquisition-related	0	0	0	0	435
Market gains and losses[1]	734	(623)	1,616	111	4,067
Ending assets	$76,389	$76,999	$78,105	$76,389	$78,105

Separate accounts[2]
Beginning assets	$49,222	$53,055	$39,152	$53,055	$38,030
Sales[3]	2,018	2,314	2,129	4,332	4,255
Redemptions[3]	(3,338)	(4,520)	(2,236)	(7,858)	(4,925)
Net redemptions[3]	(1,320)	(2,206)	(107)	(3,526)	(670)
Net exchanges	(2)	3	0	1	(56)
Market gains and losses[1]	141	(1,630)	1,144	(1,489)	2,885
Ending assets	$48,041	$49,222	$40,189	$48,041	$40,189

Total assets[2]
Beginning assets	$126,221	$132,356	$116,550	$132,356	$113,695
Sales[3]	7,628	8,270	7,269	15,898	15,084
Redemptions[3]	(10,285)	(12,154)	(8,221)	(22,439)	(17,788)
Net redemptions[3]	(2,657)	(3,884)	(952)	(6,541)	(2,704)
Net exchanges	(9)	2	(64)	(7)	(84)
Acquisition-related	0	0	0	0	435
Market gains and losses[1]	875	(2,253)	2,760	(1,378)	6,952
Ending assets	$124,430	$126,221	$118,294	$124,430	$118,294
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q2 2018 Earnings	Page 9 of 10

Unaudited Managed Assets (in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
By Asset Class
Equity	$62,945	$63,967	$68,139	$67,055	$65,787
Fixed-income	61,485	62,254	64,217	52,772	52,507
Money market	255,247	265,944	265,214	243,840	242,096
Total Managed Assets	$379,677	$392,165	$397,570	$363,667	$360,390
By Product Type
Funds:
Equity	$36,462	$36,421	$38,101	$37,741	$37,225
Fixed-income	39,927	40,578	41,200	41,214	40,880
Money market	172,671	182,437	185,536	177,865	173,338
Total Fund Assets	$249,060	$259,436	$264,837	$256,820	$251,443
Separate Accounts:
Equity	$26,483	$27,546	$30,038	$29,314	$28,562
Fixed-income	21,558	21,676	23,017	11,558	11,627
Money market	82,576	83,507	79,678	65,975	68,758
Total Separate Account Assets	$130,617	$132,729	$132,733	$106,847	$108,947
Total Managed Assets	$379,677	$392,165	$397,570	$363,667	$360,390

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
By Asset Class
Equity	$63,911	$66,833	$67,466	$66,127	$65,399
Fixed-income	61,698	63,594	64,351	52,631	52,291
Money market	260,371	267,546	250,197	241,749	242,298
Total Avg. Managed Assets	$385,980	$397,973	$382,014	$360,507	$359,988
By Product Type
Funds:
Equity	$36,784	$37,728	$37,926	$37,301	$37,325
Fixed-income	40,249	41,078	41,240	40,967	40,670
Money market	175,885	181,856	176,918	174,358	172,626
Total Avg. Fund Assets	$252,918	$260,662	$256,084	$252,626	$250,621
Separate Accounts:
Equity	$27,127	$29,105	$29,540	$28,826	$28,074
Fixed-income	21,449	22,516	23,111	11,664	11,621
Money market	84,486	85,690	73,279	67,391	69,672
Total Avg. Separate Account Assets	$133,062	$137,311	$125,930	$107,881	$109,367
Total Avg. Managed Assets	$385,980	$397,973	$382,014	$360,507	$359,988

Federated Reports Q2 2018 Earnings	Page 10 of 10

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2018	June 30, 2017
By Asset Class
Equity	$65,372	$64,590
Fixed-income	62,646	52,047
Money market	263,958	244,944
Total Avg. Managed Assets	$391,976	$361,581
By Product Type
Funds:
Equity	$37,256	$37,141
Fixed-income	40,664	40,378
Money market	178,870	177,522
Total Avg. Fund Assets	$256,790	$255,041
Separate Accounts:
Equity	$28,116	$27,449
Fixed-income	21,982	11,669
Money market	85,088	67,422
Total Avg. Separate Account Assets	$135,186	$106,540
Total Avg. Managed Assets	$391,976	$361,581